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                                                                   Exhibit 10.18

                                                                  EXECUTION COPY

                                 AMENDMENT NO. 3

     This Amendment No.3 dated as of July 30, 2002 ("Agreement") is among Landry's Restaurants, Inc., a Delaware corporation (the "Borrower"), the lenders from time to time party to the Credit Agreement described below ("Lenders"), and Bank of America, N.A., as administrative agent for the Banks ("Administrative Agent").

                                  INTRODUCTION

     A. The Borrower, the Administrative Agent, and the Lenders are parties to the Credit Agreement dated as of June 28, 2000, as amended by Amendment No. 1 and Consent dated as of October 17, 2000 and by Amendment No. 2 dated as of February 22, 2002 (as so amended, "Credit Agreement").

     B. The Borrower has requested that the Lenders agree to make certain amendments to the Credit Agreement in connection with the purchase (the "Transaction") by the Borrower of thirty-nine Chart House Restaurant locations and related assets from Chart House Enterprises, Inc. ("Seller") subject to the terms hereof.

     C. Subject to the terms hereof, the Lenders party to this Agreement agree to the amendments contained herein.

     THEREFORE, the Borrower, the Administrative Agent, and the Lenders hereby agree as follows:

     Section 1. Definitions. Unless otherwise defined in this Agreement, terms used in this Agreement which are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement.

     Section 2. Amendment. The Credit Agreement shall be amended as follows:

     (a) The following definitions shall be added to Section 1.01:

         "Chart House Acquisition" means the purchase by Borrower of thirty-nine Chart House Restaurant locations and related assets pursuant to the Asset Purchase Agreement dated May 17, 2002 by and among Chart House, Inc., Chart House Enterprises, Inc., the Borrower, and LCH Acquisition, Inc., an indirect, wholly owned Subsidiary of the Borrower.

         "Third Amendment Effective Date" means the date upon which all conditions to effectiveness of Amendment No. 3 to this Agreement, dated as of July 30, 2002, among Borrower, Lenders, and Administrative Agent have been met and such document has become effective.

     (b) Section 7.01 is amended to add the following subsection (k) after the existing subsection 7.01(j), and the existing subsection 7.01(k) shall be renamed subsection 7.01(l):

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          (k) Unsecured Indebtedness in the form of a seller note which (i) is in an aggregate original principal amount that does not exceed $20,000,000,
     (ii) is made in connection with an acquisition of the Saltgrass Steakhouse chain of restaurants, and (iii) has a term not longer than seven years; provided that any such acquisition must comply with any other applicable requirements contained in this Agreement, including without limitation the provisions of section 7.11.

          (c) Section 7.11 is amended to read in its entirety as follows:

          7.11 Acquisitions. Make any Acquisition other than the Chart House Acquisition without the prior written consent of the Requisite Lenders unless (a) after giving effect to such Acquisition, the aggregate purchase price (including cash, stock, and debt assumed) of all such Acquisitions other than the Chart House Acquisition does not exceed (i) $85,000,000 during the period from the Third Amendment Effective date until the end of the Borrower's fiscal year 2002 and (ii) $55,000,000 during each fiscal year thereafter, (b) (i) the Person is engaged in, or the business to be acquired is in, substantially the same Lines of Business as the Borrower and its Subsidiaries (a "Similar Business") or (ii) if the Person or business to be acquired is not a Similar Business, then the sum of (A) such Acquisition and all other Acquisitions of Persons or businesses which are not Similar Businesses and (B) the aggregate amount of Investments, permitted under Section 7.05(e), in Persons or businesses which are not Similar Businesses, shall not exceed $7,500,000 in the aggregate at any time outstanding, and (c) such Acquisition is not opposed by the board of directors or management of such Person to be acquired. The Borrower shall not make the Chart House Acquisitions unless (a) the aggregate purchase price (including without limitation cash, stock, debt assumed, near term severance costs, cash payouts for options, non-compete payments, and other transaction costs and including any adjustment for net working capital) for the Chart House Acquisition does not exceed $60,000,000, and (b) prior to the closing of the Chart House Acquisition, the Borrower has received written approval of the terms of the Chart House Acquisition from the Administrative Agent, and (c) prior to the closing of the Chart House Acquisition, the Administrative agent has received from the Borrower a Compliance Certificate showing compliance with the covenants under this Agreement, on a pro forma basis as if the Chart House Acquisition had been made.

          (d) Section 7.12 is amended to read in its entirety as follows:

          7.12 Capital Expenditures. Make, or become legally obligated to make, any capital expenditure (excluding Acquisitions permitted under Section 7.11), except capital expenditures in any fiscal year of the Borrower not exceeding the sum of (a) (i) in fiscal year 2001, $75,000,000 and (ii) in fiscal years thereafter, $115,000,000 and (b) the amount, up to $10,000,000, of unused capital expenditure allowance for the immediately preceding fiscal year.

     Section 3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that:


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     (a)   the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects as of the date of this Agreement;

     (b) (i) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate proceedings and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Borrower, enforceable in accordance with its terms, except as limited as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and

     (c) as of the effectiveness of this Agreement, no Default or Event of Default has occurred and is continuing.

     Section 4. Effectiveness. This Agreement shall become effective as of the date of this Agreement, and the Credit Agreement shall be amended as provided in this Agreement, upon the occurrence of the following conditions precedent:

     (a) the Borrower shall have delivered duly and validly executed originals of this Agreement to the Administrative Agent and the Requisite Lenders and the Administrative Agent shall have executed and delivered this Agreement;

     (b) the representations and warranties in this Agreement shall be true and correct in all material respects;

     (c) the Administrative Agent shall have received a duly executed reaffirmation of each Guaranty by a Subsidiary of the Borrower in form and substance satisfactory to the Administrative Agent;

     (d) The Administrative Agent shall have received a favorable opinion of counsel for the Borrower in form and substance acceptable to the Administrative Agent;

     (e) the Borrower shall have paid to the Administrative Agent and to each Lender which executes this Agreement on or prior to July 30, 2002 the fees and expenses payable to them pursuant to any oral or written agreement between the Borrower and the Administrative Agent;

     (f) (i) the respective boards of directors of Seller and the Borrower and its Subsidiaries shall have approved and shall not have withdrawn, modified, or terminated their approval of the Transaction, the documents relating thereto, or any of the transactions contemplated thereby and (ii) 40% of the shareholders of the Seller shall have approved the Transaction; and

     (g) all governmental, shareholder, and all material third-party non-governmental consents (including Hart-Scott-Rodino clearance) and approvals required as of the closing date in connection with the Transaction and the other transactions contemplated hereby shall have been obtained; all such consents and approvals shall be in full force and effect; and all applicable waiting periods shall have expired without any action being taken by any authority that could

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reasonably be expected to restrain, prevent, or impose any material adverse conditions on the Transaction or such other transactions or that could reasonably be expected to seek or threaten any of the foregoing.

     Section 5. Effect on Loan Documents.

     (a) Except as amended herein, the Credit Agreement and the Loan documents remain in full force and effect as originally executed. Nothing herein shall act as a waiver of any of the Administrative Agent's or Lenders' rights under the Loan Documents, as amended, including the waiver of any Default or Event of Default, however denominated.

     (b) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement may be a Default or Event of Default under other Loan Documents.

     Section 6. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

     Section 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original.

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